Exhibit (a)(14)

FIRST AMERICAN FUNDS, INC.

CERTIFICATE OF DESIGNATION OF

SERIES J, CLASS ONE, TWO, THREE, FOUR, FIVE AND SIX COMMON SHARES
PURSUANT TO MINNESOTA STATUTES,
SECTION 302A.401, SUBD.3

The undersigned, being the duly elected Secretary of First American Funds, Inc., a Minnesota corporation (the “Fund”), hereby certifies that the following is a true, complete and correct copy of resolutions duly adopted by a majority of the directors of the Board of Directors of the Fund on July 15, 2016:

Designation of Series and Classes for Retail Prime Obligations Fund

WHEREAS, the Board of Directors (the “Board”) of First American Funds, Inc. (“FAF”) previously approved the creation of Retail Prime Obligations Fund (the “Fund”); and

WHEREAS, the Board of Directors desires to take the actions necessary in order to establish certain share classes of the Fund: Class A Shares, Class T Shares, Class V Shares, Class X Shares, Class Y Shares and Class Z Shares of the Fund.

NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority contained in Article 5 of the Articles of Incorporation of FAF, 500,000,000,000 of the authorized, unissued and undesignated shares of the Common Shares of FAF be, and hereby are, designated as Series J, to be known as Retail Prime Obligations Fund.

RESOLVED, FURTHER, that pursuant to the authority contained in Article 5 of the Articles of Incorporation of FAF, 20,000,000,000 of the authorized, unissued and undesignated shares of Series J Common Shares of FAF be, and hereby are, designated as Series J, Class One Common Shares, to be known as Retail Prime Obligations Fund, Class A Shares.

RESOLVED, FURTHER, that pursuant to the authority contained in Article 5 of the Articles of Incorporation of FAF, 20,000,000,000 of the authorized, unissued and undesignated shares of Series J Common Shares of FAF be, and hereby are, designated as Series J, Class Two Common Shares, to be known as Retail Prime Obligations Fund, Class T Shares.

RESOLVED, FURTHER, that pursuant to the authority contained in Article 5 of the Articles of Incorporation of FAF, 20,000,000,000 of the authorized, unissued and undesignated shares of Series J Common Shares of FAF be, and hereby are, designated as Series J, Class Three Common Shares, to be known as Retail Prime Obligations Fund, Class V Shares.

RESOLVED, FURTHER, that pursuant to the authority contained in Article 5 of the Articles of Incorporation of FAF, 20,000,000,000 of the authorized, unissued and undesignated shares of

Series J Common Shares of FAF be, and hereby are, designated as Series J, Class Four Common Shares, to be known as Retail Prime Obligations Fund, Class X Shares.

RESOLVED, FURTHER, that pursuant to the authority contained in Article 5 of the Articles of Incorporation of FAF, 20,000,000,000 of the authorized, unissued and undesignated shares of Series J Common Shares of FAF be, and hereby are, designated as Series J, Class Five Common Shares, to be known as Retail Prime Obligations Fund, Class Y Shares.

RESOLVED, FURTHER, that pursuant to the authority contained in Article 5 of the Articles of Incorporation of FAF, 20,000,000,000 of the authorized, unissued and undesignated shares of Series J Common Shares of FAF be, and hereby are, designated as Series J, Class Six Common Shares, to be known as Retail Prime Obligations Fund, Class Z Shares.

RESOLVED, FURTHER, that the balance of 380,000,000,000 Series J Common Shares may be issued in one or more additional classes with such designations, preferences, and relative, participating, optional or other special rights, or qualifications, limitations, or restrictions thereof, as shall be stated or expressed in a resolution or resolutions providing for the issuance of such class as may be adopted from time to time by the Board pursuant to the authority vested in the Board by these resolutions and FAF’s Articles of Incorporation.

RESOLVED, FURTHER, that each share of each such class shall have all the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption that are set forth in FAF’s Articles of Incorporation with respect to its shares of capital stock.

RESOLVED, FURTHER, that these resolutions supersede the resolutions of the Board adopted on July 13, 2016 and June 8, 2016.

IN WITNESS WHEREOF, the undersigned has signed this Certificate of Designation this 15th day of July, 2016.

/s/ Richard J. Ertel

Richard J. Ertel, Secretary